                                                                      EXHIBIT 24

                            LIMITED POWER OF ATTORNEY

        KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes, designates and appoints each of John D. Moragne and Ryan M. Albano (each an
"Attorney-in-Fact" and collectively, the "Attorneys-in-Fact"), or either of them acting singly, with full power of substitution and power to act, as the undersigned's true and lawful attorney-in-fact and agent to:

        1.      Execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer or director of Broadstone Net Lease, Inc.
(the "Company"), Forms 3, 4 and 5 (and any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), and the rules thereunder;

        2.      Do and perform any and all acts for and on behalf of the
undersigned which may be necessary or appropriate to complete and execute any such Form 3, 4 or 5, including any amendments thereto, and timely file such form with the Securities and Exchange Commission (the "SEC"), including without limitation the filing of a Form ID or any other documents necessary or appropriate to enable the undersigned to obtain EDGAR codes and file Forms 3, 4 and 5 electronically with the SEC; and

        3.      Take any other action in connection with the foregoing which, in the opinion of such Attorney-in-Fact, is in the best interest of, or is legally required by or for, the undersigned, it being understood that the documents executed by such Attorney-in-Fact on behalf of the undersigned pursuant to this
Limited Power of Attorney shall be in such form and shall contain such information and disclosure as such Attorney-in-Fact may approve in such
Attorney-in-Fact's discretion.

        The undersigned hereby grants to each Attorney-in-Fact full power and authority to do and perform any and every act and thing whatsoever required, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such Attorney-in-Fact, or such
Attorney-in-Fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.

        The undersigned acknowledges that the Attorneys-in-Fact, in serving in such capacity at the request and on the behalf of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with, or any liability for the failure to comply with, any provision of the Exchange Act or the rules promulgated thereunder.

        This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to make filings in accordance with
Section 16(a) of the Exchange Act with respect to the undersigned's holdings of and transactions in the Company's securities, unless earlier revoked by the undersigned in a signed writing delivered to each Attorney-in-Fact.

        IN WITNESS WHEREOF, the undersigned has executed this Limited Power of
Attorney as of June 12, 2017.

                                        Signed and acknowledged:

                                        /s/ Chris Czarnecki
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                                        Signature

                                        Chris Czarnecki
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                                        Printed Name